Exhibit 31.3
CERTIFICATION

I, Vineet Nargolwala, certify that:

1.I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended March 25, 2022 of Allegro MicroSystems, Inc.; and

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 29, 2022	By:	/s/ Vineet Nargolwala
Vineet Nargolwala President and Chief Executive Officer (principal executive officer)